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                                                                    EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Nastech Pharmaceutical Company Inc.:

We consent to incorporation by reference in the registration statements on Form S-2 (No. 333-45264, and No. 333-16507), on Form S-3 (No. 333-59472, No.
333-62800, No. 333-72742, No. 333-111324, No. 333-108845, and No. 333-44035) and
on Form S-8 (No. 333-28785, No. 333-46214, No. 333-49514, No. 333-92206, and No.
333-92222) of Nastech Pharmaceutical Company Inc. of our report dated February 27, 2004, with respect to the consolidated balance sheets of Nastech Pharmaceutical Company Inc. and subsidiary as of December 31, 2003 and 2002 and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2003, which report appears in the December 31, 2003 annual report on Form 10-K of Nastech Pharmaceutical Company Inc.

                                                      /s/ KPMG LLP

Seattle, Washington
March 12, 2004